Exhibit 99.1

EIP Pharma to Present at JMP Securities Life Sciences Conference

BOSTON, MA – May 11, 2023 – EIP Pharma Inc., a clinical stage company focused on developing treatments for neurodegenerative diseases, today announced that the Company’s senior management team will present at the JMP Securities Life Sciences Conference on Monday, May 15 at 11:00 a.m. ET. The company will also be holding 1x1 meetings at the conference.

A live webcast of the presentation, along with accompanying slides, can be accessed here, and will be available for replay for 90 days following the event.

About EIP Pharma

EIP Pharma, Inc. is a privately held clinical-stage biotechnology company advancing CNS-focused therapeutics to benefit patients with a range of debilitating neurodegenerative diseases. EIP Pharma is currently developing neflamapimod, an investigational orally administered small molecule brain penetrant that inhibits p38MAP kinase alpha (p38a). Neflamapimod has the potential to treat synaptic dysfunction, the reversible aspect of the underlying neurodegenerative processes that cause disease in dementia with Lewy bodies (DLB) and certain other major neurological disorders. Current institutional investors in EIP Pharma include Access Industries, Adage Capital Management, Mossrock Capital and Rock Springs Capital.

For more information, please visit www.eippharma.com or engage with us on Twitter and LinkedIn.

Forward-Looking Statements

This press relates includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, but not limited to, the potential of neflamapimod to treat the underlying DLB disease process and to be the first disease-modifying treatment for DLB. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “suggest” “potential” or other words that convey uncertainty of future events or outcomes may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement.

Contacts

Investors & Media:

Argot Partners

212.600.1902

EIP@argotpartners.com

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

In connection with a proposed transaction between Diffusion Pharmaceuticals, Inc. (Diffusion Pharmaceuticals) and EIP Pharma, Diffusion Pharmaceuticals has filed with the Securities and Exchange Commission (SEC) a registration statement containing a proxy statement and prospectus related to a special meeting of its stockholders. Diffusion Pharmaceuticals will mail the definitive proxy statement and prospectus to Diffusion Pharmaceuticals’ stockholders as of the record date to be established for voting on the merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE MATERIALS – INCLUDING THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY DOCUMENTS INCORPORATED THEREIN – CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIFFUSION PHARMACEUTICALS, EIP PHARMA, THE PROPOSED TRANSACTION AND RELATED MATTERS. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Diffusion Pharmaceuticals may file with the SEC or send to Diffusion Pharmaceuticals’ stockholders in connection with the proposed transaction. Investors and stockholders may obtain free copies of the proxy statement, prospectus and other documents filed by Diffusion Pharmaceuticals with the SEC (as they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement, prospectus and other documents filed by Diffusion Pharmaceuticals with the SEC by contacting Diffusion Pharmaceuticals by mail at 300 East Main Street, Suite 201, Charlottesville, VA 22902, Attn: Corporate Secretary.

Participants in the Solicitation

Diffusion Pharmaceuticals and EIP Pharma, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these persons and their interests in the transaction is or will be included in the prospectus and proxy statement relating to the transaction and other relevant materials to be filed with the SEC. Additional information regarding Diffusion Pharmaceuticals’ directors and officers is included in Diffusion Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 24, 2023. These documents can be obtained free of charge from the SEC and Diffusion Pharmaceuticals sources indicated above.

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